Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated October 17, 2022, to the Business Combination Agreement (as defined below), is made by and among:

(1)	Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”);

(2)	Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”);

(3)	Lanvin Group Holdings Limited 复朗集团, a Cayman Islands exempted company limited by shares (“PubCo”);

(4)	Lanvin Group Heritage I Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”); and

(5)	Lanvin Group Heritage II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”)

SPAC, the Company, PubCo, Merger Sub 1 and Merger Sub 2 are hereinafter referred to as the “Parties” and each a “Party”. Capitalized terms not defined in this Amendment shall have the meaning ascribed to it in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties entered into a Business Combination Agreement, dated March 23, 2022 (as may be amended, supplemented, modified and varied in accordance with the terms therein from time to time, the “Business Combination Agreement”), pursuant to which the Parties intend to effect a business combination transaction on the terms and subject to the conditions set forth therein;

WHEREAS, Section 11.10 of the Business Combination Agreement provided that the Business Combination Agreement shall not be amended or modified in whole or in part prior to the Initial Merger Effective Time except by a duly authorized agreement in writing executed by all the Parties; and

WHEREAS, the Parties wish to amend the Business Combination Agreement as provided herein in accordance with Section 11.10 thereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, and intending to be legally bound, the Parties hereby agree as follows:

Section 1. Amendments.

(a) Subpart (c) of the fourth paragraph of the Recitals of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“(c) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 being the surviving entity,”

(b) Section 1.1 of the Business Combination Agreement is hereby amended and supplemented by adding the following definitions:

“‘Meritz Investment’ means the investment to be made by Meritz Securities Co., Ltd. in the Company pursuant to the Meritz Subscription Agreement.

‘Meritz Subscription Agreement’ means the Share Subscription Agreement, dated as of October 16, 2022, by and among the Company, PubCo and Meritz Securities Co., Ltd., relating to the subscription of certain securities of the Company by Meritz Securities Co., Ltd. for an aggregate subscription price of US$50 million, as may be amended, restated, modified or varied from time to time in accordance with the terms therein.”

(c) The following definitions in Section 1.1 of the Business Combination Agreement are hereby amended to read in their entirety as follows:

“‘Price per Company Share’ means US$2.6926188.”

“‘Private Placement’ means the PIPE Investment, the Forward Purchase Subscriptions and the Meritz Investment, collectively.”

(d) The second sub-paragraph of Section 2.7(g) of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“‘Business Combination Agreement’ means the Business Combination Agreement, dated as of March 23, 2022, by and among PubCo and certain other parties thereto, as may be amended, supplemented, modified and varied in accordance with the terms therein from time to time.”

(e) References to “the Company” in the last sentence of Section 6.9 of the Business Combination Agreement are hereby amended and replaced by “the Company (as such term is defined in the Placement Agent Engagement Letter)” and shall be deemed to refer to SPAC.

(f) Section 9.3(c)(ii) of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“(ii) the aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount, hold-back or any other deduction) of the Private Placement actually received or, by mutual agreement between the Company and SPAC, deemed to have been received by PubCo, SPAC or the Company prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use), plus”

Section 2. No Other Amendment. The Parties hereby confirm that, except as expressly set forth herein, the terms and conditions of the Business Combination Agreement shall not be or be deemed to be amended, modified or waived by this Amendment and shall continue in full force and effect. All references to the “Agreement” or the “Business Combination Agreement” in the Business Combination Agreement and any other Transaction Document shall be deemed to mean the Business Combination Agreement, as amended by this Amendment.

Section 3. Miscellaneous. Sections 11.3 to 11.6 and Sections 11.8 to 11.17 of the Business Combination Agreement are incorporated herein by reference; provided that, in each case, reference to “this Agreement” therein shall mean this Amendment.

Section 4. Effectiveness. This Amendment shall become effective immediately on the date hereof.

Section 5. Governing Law; Arbitration.

(a) This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction.

(b) All disputes arising out of or in connection with this Amendment shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6. Transaction Document. This Amendment shall constitute a Transaction Document for purposes of the Business Combination Agreement and each other Transaction Document.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
Name: Tong Chen
Title: Director

[Heritage – Signature Page to Amendment No. 1 to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

LANVIN GROUP HOLDINGS LIMITED 复朗集团

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

LANVIN GROUP HERITAGE I LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

LANVIN GROUP HERITAGE II LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage – Signature Page to Amendment No. 1 to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage – Signature Page to Amendment No. 1 to Business Combination Agreement]